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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 29, 2004


                  The Smith & Wollensky Restaurant Group, Inc.
             (Exact name of registrant as specified in its charter)




            Delaware                      001-16505              58-2350980
(State or other jurisdiction of   (Commission File Number)     (IRS Employer
         incorporation)                                      Identification No.)

           1114 First Avenue                                   10021
           New York, New York                                (Zip Code)
(Address of principal executive offices)

                                 (212) 838-2061
              (Registrant's telephone number, including area code)




Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

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Item 4.02      Non-Reliance on Previously Issued Financial Statements or a
               Related Audit Report or Completed Interim Review

On October 29, 2004, The Smith & Wollensky Restaurant Group, Inc. (the "Company") and KPMG LLP ("KPMG"), the Company's predecessor independent registered public accounting firm, determined that the accounting treatment for the April 2003 amendment to the lease for the Company's Las Vegas property was inaccurately reflected in the Company's financial statements included in the Form 10-K filing for the year ended December 29, 2003, which was audited by KPMG, and the Form 10-Q filings for the respective quarterly periods ending June 30, 2003, September 29, 2003 and March 29, 2004, each of which was previously reviewed by KPMG and that, therefore, a restatement of the Company's financial statements for the periods referenced above should be made to prevent future reliance on those filings.

On October 29, 2004, the Company informed BDO Seidman, LLP ("BDO"), the Company's current independent registered public accounting firm, of the foregoing. In light of the fact that the Company will be restating its financial statements for the periods referred to above, the Company concluded that the accounting treatment for the April 2003 amendment to the lease for the Company's Las Vegas property was also inaccurately reflected in the Company's financial statements included in the Form 10-Q filing for the quarterly period ending June 28, 2004, which was reviewed by BDO. BDO advised the Company that it agreed with the revised accounting treatment and the Company's decision to restate the balance sheet and statement of operations for such period.

This restatement will have the effect of reducing the value of the land included on the Company's balance sheet as of April 28, 2003 by approximately $1.9 million and reducing the deferred rent liability included on the Company's balance sheet as of April 28, 2003 by approximately $1.9 million. This restatement also will require the Company to eliminate non-cash income derived from the amortization of the deferred rent liability. The impact of this restatement on the statement of operations will be approximately $62,000 for the quarter ending June 30, 2003 and approximately $93,000 for each of the quarters ending September 29, 2003, December 29, 2003, March 29, 2004 and June 28, 2004. The impact of this restatement on the statement of operations for the fiscal year ending December 29, 2003 will be approximately $248,000.

The Company's principal lender has acknowledged and agreed that this restatement will not impact compliance with any of the revised financial covenants contained in its credit facility for the periods referenced above.

The Company's Management and Audit Committee have discussed the matters disclosed in this filing with KPMG and BDO and have determined that it is necessary to restate the balance sheets and statements of operations for such periods. The Company will issue a restated 10-K for the fiscal year ending December 29, 2003, which will reflect the change for the annual results and the quarterly results for the quarterly periods ending June 30,


                                       1
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2003, September 29, 2003, and a restated 10-Q for each of the respective quarterly periods ending March 29, 2004 and June 28, 2004 as soon as practicable.

The Company has requested its independent accountants to furnish the Company with a letter addressed to the Commission stating whether its independent accountants agree with the statements made in response to this Item 4.02.







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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             The Smith & Wollensky Restaurant Group, Inc.


                             By:   /s/ Alan M. Mandel
                                   ------------------------------------
                                   Alan M. Mandel
                                   Chief Financial Officer, Executive Vice
                                   President of Finance, Treasurer and Secretary


Date:   November 4, 2004